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                                 July 1, 1996



Rural/Metro Corporation
8401 East Indian School Road
Scottsdale, Arizona 85251

        Re:     Registration Statement on Form S-8

Ladies and Gentlemen:

        As special legal counsel to Rural/Metro Corporation, a Delaware corporation (the "Company"), we have assisted in the preparation of the Company's Registration Statement on Form S-8 to be filed on or about July 2, 1996 with the Securities and Exchange Commission (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 312,509 shares of common stock, par value $.01 per share, of the Company (the "Shares"), which may be sold from time to time by certain of the Company's stockholders (the "Selling Stockholders").

        With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

                A. The Second Restated Certificate of Incorporation of the Company, as filed with the Secretary of State of the State of Delaware on January 18, 1995;

                B. The Bylaws of the Company, as amended through the date hereof;

                C.      The Registration Statement;

                D. The Resolutions of the Board of Directors of the Company dated May 14, 1993 and June 21, 1996 relating to the organization of the Company and the approval of the filing of the Registration Statement and the transactions in connection therewith, respectively;

                E. Plan and Agreement of Merger and Reorganization (the "Merger Plan"), dated May 27, 1993, by and among the Company, Rural/Metro Corporation, an Arizona corporation ("Rural/Metro") and R/M Acquisition, Inc., an Arizona corporation ("R/M");

                F. Resolutions of each of the Company, Rural/Metro and R/M, each dated May 14, 1993, approving the Merger Plan; and

                G. Articles of Merger, signed by the Company, Rural/Metro and R/M, filed and approved by the Arizona Corporation Commission on May 27, 1993.


                                  EXHIBIT 5
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Rural/Metro Corporation
July 1, 1996
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        Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and subject to the further limitations and qualifications set forth below, it is our opinion that the Shares, when sold by the Selling Stockholders as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

        Please be advised that we are members of the State Bar of Arizona, and our opinion is limited to the legality of matters under the laws of the State of Arizona and the General Corporation Laws of the State of Delaware. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

        We hereby expressly consent to any reference to our firm in the Registration Statement, inclusion of this Opinion as an exhibit to the Registration Statement, and to the filing of this Opinion with any other appropriate governmental agency.

                                        Very truly yours,

                                        O'Connor, Cavanagh, Anderson,
                                        Killingsworth & Beshears, a
                                        Professional Association